UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2023

Ritchie Bros. Auctioneers Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Canada	001-13425	98-0626225
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

Two Westbrook Corporate Center, Suite 500, Westchester, Illinois 60154

(Address of principal executive offices) (Zip Code)

(708) 492-7000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	RBA	New York Stock Exchange
Common Share Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Ritchie Bros. Auctioneers Incorporated (the “Company” or “Ritchie Bros.”) will be holding its 2023 Annual and Special Meeting of Shareholders in a virtual-only format at 11:00 a.m. Pacific time on May 8, 2023 (the “2023 Annual Meeting”). In advance of the 2023 Annual Meeting, the Company wishes to confirm its commitment to maintaining a board of directors with members from a variety of backgrounds to support Ritchie Bros.’ continued transformation and recognition of the benefits of diverse, independent thinking. At the 2022 Annual Meeting of Shareholders, the Ritchie Bros.’ board of directors (the “Board”) had a racially diverse director, Mahesh Shah, who resigned from the Board on March 20, 2023 following the completion of the acquisition of IAA, Inc. The current Board was reconstituted by drawing directors from each predecessor board as well as two new independent directors. The Board commits to shareholders that it will appoint or nominate a highly qualified and racially or ethnically diverse Board member by the 2024 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ritchie Bros. Auctioneers Incorporated

Date: April 20, 2023	By:	/s/ Darren Watt
Darren Watt
Senior Vice President & Chief Legal Officer